Rule 424 (b) (3)
Registration No. 333-84192
CUSIP #: 63743HDU3

TRADE DATE: 4/7/2003
SETTLEMENT DATE: 4/14/2003
PRICING SUPPLEMENT NO. 3223 DATED April 7, 2003
TO PROSPECTUS SUPPLEMENTAL DATED March 25, 2002
AND BASE PROSPECTUS DATED March 22, 2002

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$150,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	04/14/2003
Maturity Date:	04/14/2004
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 15 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 14th of each April, July, October, and January, commencing July 14, 2003
Reset Period:	Quarterly
Interest Reset Dates:	On the 14th of each April, July, October, and January, commencing April 14, 2003
Redemption Date:	None
Agent's Discount or Commission:	0.050%
Agents:	J.P. Morgan Securities Inc.
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $20,435,508,000 and, to date, including this offering, an aggregate of $17,284,257,000 Series C have been issued.